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Exhibit 10.11

Prepared by and when
recorded mail to

James L. Morgan, Esq.
Henderson & Morgan, LLC
164 Hubbard Way, Suite B
Reno, NV 89502

ASSIGNMENT OF ENTITLEMENTS, CONTRACTS,
RENTS AND REVENUES
(SDI)

        THIS ASSIGNMENT OF ENTITLEMENTS, CONTRACTS, RENTS AND REVENUES (SDI) ("Assignment") is made and entered into as of August    , 2003, by and between SCIOTO DOWNS, INC., an Ohio corporation, the successor by merger to RACING ACQUISITION, INC., an Ohio corporation, hereinafter referred to as "Assignor," party of the first part, and WELLS FARGO BANK, National Association, as the administrative and collateral agent for the Lenders, the Swingline Lender and the L/C Issuer (all of which are defined in the Credit Agreement referred to below), hereinafter referred to, together with its successors and assigns, in such capacity, as "Agent Bank," party of the second part.

R  E  C  I  T  A  L  S:

        WHEREAS:

        A. Assignor is the owner of the real property which is situate in the County of Franklin, State of Ohio and which is particularly described by Exhibit "A" attached hereto (the "Land").

        B. All references herein to the "Real Property" shall be to: (i) the Land; (ii) all real property which is adjacent to, or used in connection with, the Land and in which Assignor now owns, or hereafter acquires, an interest (the "Adjacent Property"); and (iii) all tenements, hereditaments and appurtenances to the Land or the Adjacent Property.

        C. Reference is made to that certain Third Amended and Restated Credit Agreement (the "Original Credit Agreement") dated March 28, 2003 and executed by and among MOUNTAINEER PARK, INC., a West Virginia corporation, MTR GAMING GROUP, INC., a Delaware corporation, SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation, SPEAKEASY GAMING OF RENO, INC., a Nevada corporation, PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation and RACING ACQUISITION, INC., an Ohio corporation (collectively, the "Original Borrowers"), as borrowers, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to herein as a "Lender" and collectively as the "Lenders"), the Swingline Lender therein named (referred to herein, together with its successors and assigns, as the "Swingline Lender"), the L/C Issuer therein named (referred to herein, together with its successors and assigns, as the "L/C Issuer"), and Agent Bank, as said Original Credit Agreement has been amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated June 18, 2003 and executed by and among Original Borrowers and the Banks referred to below. The Original Credit Agreement, as so amended and as it may hereafter be renewed, extended, amended, restated, replaced, substituted or otherwise modified, is collectively referred to herein as the "Credit Agreement." All obligations of the Original Borrowers under the Credit Agreement and the Notes, among other obligations, have been assumed by Assignor, on a joint and several basis, pursuant to an Assumption and Consent Agreement dated concurrently, or substantially concurrent, herewith, executed by Assignor and Agent Bank. Original Borrowers, Assignor and any other person or entity which hereafter becomes a Borrower under the Credit Agreement, are collectively referred to herein as the "Borrowers." Agent Bank, the Lenders, the Swingline Lender and the L/C Issuer are collectively referred to herein as the "Banks."

        D. All capitalized words and terms which are used herein (and which are not otherwise defined herein) shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

        E. Pursuant to the Credit Agreement, and subject to the terms and conditions specified therein, the Lenders have provided a revolving credit facility to Borrowers with an initial maximum principal amount of Fifty Million Dollars ($50,000,000.00) available for Borrowings thereunder (together with all extensions, renewals, amendments, substitutions and other modifications thereof, the "Credit Facility"), which Credit Facility includes: (i) a subfacility for funding of Swingline Advances by the Swingline Lender on shorter notice and in lesser amounts than would otherwise be required for Borrowings under the Credit Facility (together with all extensions, renewals, amendments, substitutions, and other modifications thereof, the "Swingline Facility"); and (ii) a subfacility for issuance of Letters of Credit by the L/C Issuer for the account of Borrowers, or any of them (together with all extensions, renewals, amendments, substitutions, and other modifications thereof, the "L/C Facility" and, together with the Credit Facility and the Swingline Facility, the "Bank Facilities"); all as more particularly set forth by the Credit Agreement.

        F. It is a condition of the Bank Facilities that all of Assignor's present and future right, title and interest in and to:

          (i) all leases and purchase contracts which are now existing or are hereafter entered into, for furniture, fixtures, equipment, signs and other items of personal property which are used in connection with, or which relate to: (aa) the Real Property; (bb) the racetrack and related activities to be conducted by, or on behalf of, Assignor on the Real Property including, without limitation, any gaming and/or hotel activities which may hereafter be conducted at the Real Property (collectively, the "Racetrack Facilities"); or (cc) any other business activity now, or hereafter, conducted by, or on behalf of, Assignor on, or in connection with, the Real Property (collectively, the "Additional Business(es)"); all together with any and all modifications, extensions, or renewals thereof (collectively, the "Equipment Agreements");

          (ii) all leases, subleases, licenses, concessions, franchises and other use or occupancy agreements which now exist or are hereafter entered into and which relate to any portion of the Real Property, and all guarantees, extensions, renewals, amendments and modifications thereof (collectively, the "Spaceleases");

          (iii) all present and future rents, issues, profits, products, earnings, accounts, rights, benefits, income, proceeds, payments, revenue, receipts and deposits of any kind or nature (collectively, the "Proceeds") which relate to, or are derived from, the Real Property, the Racetrack Facilities, or any Additional Business, including, without limitation, present and future Proceeds, of any nature whatsoever, derived from, or received with respect to, racetrack operations, bars, restaurants, banquet facilities, convention facilities, retail premises and other facilities related to, or used in connection with, the Real Property, the Racetrack Facilities, and/or any Additional Business, and also including without limitation, Proceeds from any of the Spaceleases (collectively, the "Rents and Revenues"); and

          (iv) all present and future assignable permits, licenses, warranties, contracts and other entitlements, if any, which are issued, granted, agreed to, or entered into in connection with, or relating to, the Real Property, the Racetrack Facilities or any Additional Business, together with any and all modifications, extensions or renewals thereof (collectively, the "Entitlements");

be presently assigned to Agent Bank in consideration of the Bank Facilities upon the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the Bank Facilities, Assignor does hereby presently, absolutely and unconditionally assign to the Agent Bank all of its right, title and interest in and to the Equipment Agreements, the Spaceleases, the Rents and Revenues and the Entitlements as follows:

        1. Assignor does hereby grant, assign and convey unto Agent Bank all the right, title, interest and privilege which Assignor has or may hereafter acquire, in or to: (i) all Equipment Agreements, Spaceleases and/or Entitlements; and (ii) the Rents and Revenues. Without limiting the generality of the foregoing, and subject to the provisions of Sections 4 and 5 below, Agent Bank shall have the present and continuing right with full power and authority, in its own name, or in the name of Assignor, or otherwise: (aa) to do any and all things which Assignor may be or may become entitled to do under the Equipment Agreements, Spaceleases, and/or Entitlements and the right to make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which Assignor may be or may become entitled to do under said Equipment Agreements, Spaceleases and/or Entitlements; and (bb) to make claim for, enforce, collect, receive and make receipt (in its own name, in the name of Assignor, or otherwise) for any and all of the Rents and Revenues and to do any and all things which Assignor is or may become entitled to do for the collection of the Rents and Revenues.

        2. The acceptance of this Assignment and the payment or performance under the Equipment Agreements, the Spaceleases, the Rents and Revenues and/or Entitlements hereby assigned shall not constitute a waiver of any rights of the Banks under the terms of the Credit Agreement or any other Loan Document for the benefit of any of the Banks.

        3. Assignor shall keep and perform the following with respect to the Equipment Agreements, the Spaceleases and the Entitlements:

          (a) Except as may be permitted in the Credit Agreement, Assignor will not further assign any interest in the Equipment Agreements, in the Spaceleases, or in the Entitlements, or create or permit any lien, charge, or encumbrance upon its interests in the Equipment Agreements, in the Spaceleases or in the Entitlements;

          (b) Assignor will not, without the prior written consent of Agent Bank:

            (i) cause, or consent to, any cancellation, termination or surrender of any Equipment Agreement, Spacelease or Entitlement if such cancellation, termination or surrender would be reasonably likely to materially and adversely affect either the Racetrack Facilities or any Additional Business (except for any cancellation or termination of an Equipment Agreement, Spacelease or Entitlement which is caused by a default thereunder on the part of a party other than Assignor or one of its Affiliates);

            (ii) permit any event to occur which would entitle any party to an Equipment Agreement, Spacelease or Entitlement to terminate or cancel said Equipment Agreement, Spacelease or Entitlement if such cancellation or termination would be reasonably likely to materially and adversely affect either the Racetrack Facilities or any Additional Business (except any cancellation or termination of an Equipment Agreement, Spacelease or Entitlement which is caused by a default thereunder on the part of a party other than Assignor or one of its Affiliates);

            (iii) amend or modify any of the Equipment Agreements or the Spaceleases or any of the Entitlements if such amendment or modification would be reasonably likely to materially and adversely affect either the Racetrack Facilities or any Additional Business;

            (iv) waive any default under or breach of any Equipment Agreements, any Spaceleases or any Entitlements except for any waiver that would not be reasonably likely to result in any material adverse affect on either the Racetrack Facilities or any Additional Business; or

            (v) give any consent, waiver or approval which would impair Assignor's interest in any of the Equipment Agreements, any of the Spaceleases or any of the Entitlements if such consent, waiver or approval would be reasonably likely to materially and adversely affect either the Racetrack Facilities or any Additional Business.

          (c) Assignor will promptly notify Agent Bank of the occurrence of any default under any of the Equipment Agreements, Spaceleases and/or Entitlements, which, if left uncured, would be reasonably likely to materially and adversely affect either the Racetrack Facilities or any Additional Business.

        4. Notwithstanding anything to the contrary contained in this Assignment, it is understood and agreed that so long as there shall exist no Event of Default under the Credit Agreement there is reserved to Assignor a revocable license to retain, use and enjoy the Equipment Agreements, the Spaceleases, the Entitlements and the properties and entitlements which are the subject thereof. Upon the occurrence of an Event of Default, such license granted to Assignor may be immediately revoked by Agent Bank (except that, upon occurrence of an Event of Default under subsections 7.01(g), (h) or (i) of the Credit Agreement, such license granted to Assignor shall be automatically revoked) without further demand or notice and Agent Bank is hereby empowered to enter and take possession of the Real Property and to use, manage and operate the same and to do all acts required or permitted by the Equipment Agreements, the Spaceleases and/or the Entitlements, and perform such other acts in connection with the use, management and operation of the property and entitlements, which are the subject of the Equipment Agreements, the Spaceleases and the Entitlements as Agent Bank, in its sole discretion, may deem proper (including, without limitation, such acts as are otherwise authorized under this Assignment). Agent Bank agrees that, until such license granted to Assignor has been revoked, as set forth above, Agent Bank shall refrain from exercising its rights and remedies which are granted with respect to the Equipment Agreements, the Spaceleases, and/or the properties they concern under Section 1 of this Assignment or under this Section 4. Should the Event of Default which resulted in any such revocation be cured prior to foreclosure, deed-in-lieu of foreclosure, or a similar conveyance under that certain Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, which is executed concurrently, or substantially concurrent, herewith, by Assignor as mortgagor in favor of Agent Bank as mortgagee (as it may be renewed, extended, amended, restated, replaced, substituted or otherwise modified from time to time, the "Mortgage"), then such license granted to Assignor shall be immediately reinstated without further demand or notice and Agent Bank shall, as soon as reasonably possible, redeliver to Assignor possession of the Equipment Agreements, of the Spaceleases and of the Entitlements (and, at the expense of Assignor, shall execute such notices to third parties as Assignor may reasonably request) and the parties hereto shall each be restored to, and be reinstated in, their respective rights and positions hereunder as if the Event of Default had not occurred (without impairment of or limitation on Agent Bank's right to proceed hereunder upon subsequent Events of Default).

        5. It is also understood and agreed that so long as there shall exist no Event of Default under the Credit Agreement there is reserved to Assignor a revocable license to collect the Rents and Revenues as they become due, but not prior to accrual. Upon the occurrence of an Event of Default, such license granted to Assignor may be immediately revoked (except that, upon occurrence of an Event of Default under subsections 7.01(g), (h) or (i) of the Credit Agreement, such license granted to Assignor shall be automatically revoked) without further demand or notice and Agent Bank is hereby empowered, but shall not be obligated, to do any, or all of the following: (i) enter and take possession of the Real Property; (ii) manage and operate all, or any portion of, the Real Property, the Racetrack Facilities and/or the Additional Businesses (or any of them); (iii) demand payment of the Rents and Revenues from the appropriate party; (iv) give notice that further payments of Rents and Revenues are to be made as directed by Agent Bank; and (v) settle compromise, bring suit in respect of Rents and Revenues or otherwise deal with the person owing such Rents and Revenues, either in the name of

Assignor or in its own name; all on its own behalf or through a receiver. If any such Rents and Revenues are collected by Assignor in violation of this Assignment, such Rents and Revenues shall be held in trust for the benefit of Agent Bank. No action taken by Agent Bank, or by a receiver, in exercising any of the rights and remedies hereunder shall cause any of them to be characterized as a "Mortgagee in Possession". This Assignment is intended to be and is an absolute present assignment from Assignor to Agent Bank and not merely the passing of a security interest. Agent Bank agrees that, until such license granted to Assignor has been revoked, as set forth above, Agent Bank shall refrain from exercising its rights and remedies which are granted with respect to the Rents and Revenues and/or the collection thereof under Section 1 of this Assignment or under this Section 5. Should the Event of Default which resulted in any such revocation be cured prior to foreclosure, deed-in-lieu of foreclosure, or a similar conveyance under the Mortgage, then such license granted to Assignor shall be immediately reinstated without further demand or notice and Agent Bank shall, as soon as reasonably possible, execute, at the expense of Assignor, such notices to third parties as Assignor may reasonably request and the parties hereto shall each be restored to, and be reinstated in, their respective rights and positions hereunder as if the Event of Default had not occurred (without impairment of or limitation on Agent Bank's right to proceed hereunder upon subsequent Events of Default).

        6. Agent Bank shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under the Equipment Agreements, the Spaceleases, the Entitlements, and/or relating to the Rents and Revenues. This Assignment shall not place responsibility for the management, control, care, operation or repair of the Real Property, the Racetrack Facilities or any Additional Business, upon any of the Banks, or upon any of their respective trustees, directors, officers, employees, agents, attorneys or stockholders (collectively, the "Indemnified Parties"); nor shall this Assignment cause any of the Indemnified Parties to be responsible or liable for any negligence in the management, control, care, operation or repair of the Real Property, the Racetrack Facilities or any Additional Business, which results in loss, injury or death to any tenant, guest, licensee, employee or stranger (provided that this Section 6 shall not act to relieve any Indemnified Party from liability which results from such Indemnified Party's own gross negligence or willful misconduct).

        7. Assignor agrees to indemnify, protect, defend and hold harmless the Indemnified Parties from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, demands or other proceedings, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with: (i) this Assignment; (ii) any of the Equipment Agreements, Spaceleases, Entitlements, or Rents and Revenues; or (iii) the management, control, care, operation or repair of the Real Property, the Racetrack Facilities and/or any Additional Business; all in accordance with Section 5.14 of the Credit Agreement, which is incorporated by reference herein, as if fully set forth herein.

        8. Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable. Until Credit Facility Termination has occurred, Assignor will not make any other assignment, designation or direction inconsistent herewith (except as otherwise permitted in the Credit Agreement), and any such assignment, designation or direction which is inconsistent herewith shall be void. Assignor will, from time to time, execute all such instruments of further assurance and all such supplemental instruments as may be reasonably requested by Agent Bank.

        9. No action or inaction on the part of Agent Bank, or any of the Banks, shall constitute an assumption on the part of Agent Bank, or any of the Banks, of any obligations or duties under the Equipment Agreements, Spaceleases and/or the Entitlements, or relating to the Rents and Revenues. No action or inaction on the part of Assignor shall adversely affect or limit in any way the rights of Agent Bank under this Assignment or, through this Assignment, under the Equipment Agreements, the Spaceleases and/or the Entitlements, or relating to the Rents and Revenues.

        10. Assignor covenants and represents that it has the full right and title to assign the Equipment Agreements, the Spaceleases, the Entitlements, the Rents and Revenues; that no other assignments of its interests in the Equipment Agreements, Spaceleases and/or the Entitlements, or of its interests in the Rents and Revenues have been made; that no notice of termination has been served on it with respect to any Equipment Agreements, the Spaceleases or the Entitlements, the termination of which would be reasonably likely to result in a Material Adverse Change; and that there are presently no defaults existing under any of the Equipment Agreements, the Spaceleases or the Entitlements, which defaults would be reasonably likely to result in a Material Adverse Change if left uncured.

        11. The full performance of the terms contained in the Credit Agreement and the other Loan Documents and the due release and termination of the SGLVI Security Documents shall render this Assignment void. Upon such performance, release and termination, Agent Bank, at the request and the expense of Assignor, will deliver either an instrument canceling this Assignment or assigning the rights of the Agent Bank hereunder, as Assignor shall direct.

        12. Assignor and Agent Bank intend that this Assignment shall be a present, absolute and unconditional assignment, subject to the license granted above, and not merely the passing of a security interest. During the term of this Assignment, neither the Equipment Agreements, the Spaceleases, the Entitlements nor the Rents and Revenues shall constitute property of Assignor (or any estate of Assignor) within the meaning of 11 U.S.C. § 541 (as it may be amended or recodified from time to time).

        13. This Assignment applies to, binds and inures to the benefit of, the parties hereto and their respective heirs, administrators, executors, successors and assigns. This Assignment may not be modified or terminated orally.

        14. All of the rights and remedies of Agent Bank hereunder are cumulative and not exclusive of any other right or remedy which may be provided for hereunder or under any other Loan Document. Nothing contained in this Assignment and no act done or omitted by Agent Bank, or any of the Banks, pursuant to its terms shall be deemed a waiver by Agent Bank, or any of the Banks, of any rights or remedies under the Loan Documents, and this Assignment is made and accepted without prejudice to any rights or remedies possessed by Agent Bank, or any of the Banks, under the terms of the Loan Documents. The right of the Banks to collect the secured principal, interest, and other Indebtedness, and to enforce any security may be exercised by Agent Bank prior to, simultaneous with, or subsequent to any action taken under this Assignment.

        15. Upon the occurrence of an Event of Default, Assignor shall be deemed to have appointed and does hereby appoint Agent Bank the attorney-in-fact of Assignor to prepare, sign, file and/or record such documents or instruments, or take such other actions, as may be reasonably necessary to perfect and preserve, against third parties, the interest in the Equipment Agreements, the Spaceleases, the Entitlements and Rents and Revenues which is granted to Agent Bank hereunder.

        16. Assignor has previously executed and delivered the following instruments (collectively, the "Existing Instruments"): (i) Mortgage to Banc Ohio National Bank, dated September 24, 1990 and recorded on September 24, 1990 in Official Record 15852 at Page 109 of the Franklin County, Ohio records; and (ii) Modification Agreement, dated April 1, 1999 and recorded June 9, 1999 in the Official Record of Franklin County, Ohio, as Instrument No. 199906090146604. Assignor and Agent Bank acknowledge that the interests which are assigned hereunder may be subject to the terms and conditions of the Existing Instruments and to the interest of the holder of the Existing Instruments.

        17. This Assignment shall be governed, to the fullest extent permitted under applicable law, by the internal laws of the State of Nevada, without regard to principles of conflict of law. To the extent that this Assignment is not governed by the internal laws of the State of Nevada, pursuant to applicable law, it shall be governed by the internal laws of the State of Ohio, also without regard to principles of conflict of law.

        18. This Assignment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

        IN WITNESS WHEREOF, the parties have executed the foregoing instrument as of the day and year first above written.

ASSIGNOR:		AGENT BANK:
SCIOTO DOWNS, INC., an Ohio corporation		WELLS FARGO BANK, National Association, Agent Bank
By	/s/ Edson R. Arneault Edson R. Arneault, Vice President	By	/s/ Virginia S. Christenson Virginia S. Christenson, Vice President

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ASSIGNMENT OF ENTITLEMENTS, CONTRACTS, RENTS AND REVENUES (SDI)